UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/x/ Definitive Additional Materials

/ / Soliciting Material under §240.14a-12

INTER-TEL (DELAWARE), INCORPORATED

(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

VECTOR CAPITAL CORPORATION

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

CHRISTOPHER G. NICHOLSON

INTL ACQUISITION CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

Steven G. Mihaylo (“Mr. Mihaylo”) and Vector Capital Corporation (“Vector”) issued the following statement to The Arizona Republic:

“Once again, the company provided no quantitative guidance for the upcoming quarter or for 2007.  Shareholders are left in the dark on how to compare our $23.25 offer against management’s stay-the-course plan.”

“Despite the introduction of the 5600 series, the company saw no growth in customers with over 100 lines.  In our view, this does not portend well for the success of the 5600 product, and even management admits that sales of the 5600 ‘did not meet expectations’.  More disturbing, the 7000 series product is aimed at even larger line segment customers.  We believe this is not a good sign from a company who says ‘trust us’ regarding its product strategy and future outlook.”

Mr. Mihaylo and Vector have also issued a press release. A copy of the press release is attached as Exhibit 1.

Exhibit 1:	Press release issued by Steven G. Mihaylo and Vector Capital Corporation